Exhibit 99.1

Neiman Marcus, Inc. Reports First Quarter Results

DALLAS--(BUSINESS WIRE)--November 28, 2011--Neiman Marcus, Inc. today reported financial results for the first quarter of fiscal year 2012. For the first quarter of fiscal year 2012, the Company reported total revenues of $1.00 billion compared to $927.2 million in the prior year. Comparable revenues increased 8.0 percent. Operating earnings for the first quarter of fiscal year 2012 were $122.8 million compared to $99.8 million for the first quarter of fiscal year 2011.

This release contains information regarding the Company’s EBITDA which is a non-GAAP financial measure. A reconciliation of these figures to the most directly comparable GAAP figures, together with certain other information, can be found at the end of this release.

A live webcast of the conference call on earnings can be accessed through the Investor Information section of the Neiman Marcus, Inc. website at www.neimanmarcusgroup.com on Monday, November 28, 2011 beginning at 10:00 a.m. Central Standard Time. Following the live broadcast, interested parties may replay the webcast by accessing this website. To access financial information that will be presented during the call, please visit the Investor Information section of the Neiman Marcus, Inc. website at www.neimanmarcusgroup.com.

From time to time, the Company may make statements that predict or forecast future events or results, depend on future events for their accuracy or otherwise contain "forward-looking information." These statements are made based on management's expectations and beliefs concerning future events and are not guarantees of future performance.

The Company cautions readers that actual results may differ materially as a result of various factors, some of which are beyond its control, including but not limited to: weakness in domestic and global capital markets and other economic conditions and the impact of such conditions on the Company’s ability to obtain credit; general economic and political conditions or changes in such conditions, including relationships between the United States and the countries from which the Company sources its merchandise; economic, political, social or other events resulting in the short-or long-term disruption in business at the Company’s stores, distribution centers or offices; changes in consumer confidence resulting in a reduction of discretionary spending on goods; changes in the demographic or retail environment; changes in consumer preferences or fashion trends; changes in the Company’s relationships with customers due to, among other things, its failure to provide quality service and competitive loyalty programs, its inability to provide credit pursuant to its proprietary credit card arrangement or its failure to protect customer data or comply with regulations surrounding information security and privacy; the effects of incurring a substantial amount of indebtedness under the Company’s senior secured credit facilities and senior subordinated notes; the ability to refinance the Company’s indebtedness under its senior secured credit facilities and the effects of any refinancing; the effects upon the Company of complying with the covenants contained in its senior secured credit facilities and the indentures governing its senior subordinated notes; restrictions on the terms and conditions of the indebtedness under the Company’s senior secured credit facilities may place on the Company’s ability to respond to changes in its business or to take certain actions; competitive responses to the Company’s loyalty programs, marketing, merchandising and promotional efforts or inventory liquidations by vendors or other retailers; changes in the financial viability of the Company’s competitors; seasonality of the retail business; adverse weather conditions or natural disasters, particularly during peak selling seasons; delays in anticipated store openings and renovations; the Company’s success in enforcing its intellectual property rights; changes in the Company’s relationships with designers, vendors and other sources of merchandise, including adverse changes in their financial viability, cash flows or available sources of funds; delays in receipt of merchandise ordered due to work stoppages or other causes of delay in connection with either the manufacture or shipment of such merchandise; changes in foreign currency exchange or inflation rates; significant increases in paper, printing and postage costs; changes in key management personnel and the Company’s ability to retain key management personnel; changes in the Company’s relationships with certain of its key sales associates and the Company’s ability to retain its key sales associates; changes in government or regulatory requirements increasing the Company’s costs of operations; litigation that may have an adverse effect on the Company’s financial results or reputation; terrorist activities in the United States and elsewhere; the impact of funding requirements related to the Company’s pension plan; the Company’s ability to provide credit to its customers pursuant to its proprietary credit card program arrangement with HSBC, including any future changes in the terms of the such arrangement and/or legislation impacting the extension of credit to its customers; and the design and implementation of new information systems as well as enhancements of existing systems.

These and other factors that may adversely effect the Company’s future performance or financial condition are contained in its Annual Report in Form 10-K and other reports filed with and available from the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

NEIMAN MARCUS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands)	October 29, 2011	October 30, 2010

ASSETS
Current assets:
Cash and cash equivalents	$289,590	$375,856
Merchandise inventories	1,024,643	945,902
Other current assets	107,832	102,761
Total current assets	1,422,065	1,424,519

Property and equipment, net	877,127	892,628
Goodwill and intangible assets, net	3,129,011	3,188,370
Other assets	46,668	55,041
Total assets	$5,474,871	$5,560,558

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$310,287	$273,319
Accrued liabilities	422,380	375,612
Other current liabilities	-	11,664
Total current liabilities	732,667	660,595

Long-term liabilities:
Long-term debt	2,681,736	2,879,721
Deferred income taxes	673,082	663,568
Other long-term liabilities	343,852	392,831
Total long-term liabilities	3,698,670	3,936,120

Total shareholders’ equity	1,043,534	963,843
Total liabilities and shareholders’ equity	$5,474,871	$5,560,558

NEIMAN MARCUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	First Quarter Ended
(in thousands)	October 29, 2011	October 30, 2010

Revenues	$1,003,140	$927,248
Cost of goods sold including buying and occupancy costs	607,681	562,658
Selling, general and administrative expenses	239,797	222,988
Income from credit card program	(12,665)	(9,293)
Depreciation expense	31,427	33,722
Amortization of intangible assets	9,660	12,849
Amortization of favorable lease commitments	4,469	4,469

Operating earnings	122,771	99,855

Interest expense, net	43,094	58,430

Earnings before income taxes	79,677	41,425

Income tax expense	31,261	15,684

Net earnings	$48,416	$25,741

NEIMAN MARCUS, INC.
OTHER OPERATING DATA
(UNAUDITED)

SEGMENTS:	First Quarter Ended
(dollars in millions)	October 29, 2011	October 30, 2010

REVENUES:
Specialty Retail Stores	$811.8	$761.1
Direct Marketing	191.3	166.1
Total	$1,003.1	$927.2

OPERATING EARNINGS:
Specialty Retail Stores	$125.3	$108.0
Direct Marketing	28.1	25.0
Corporate expenses	(16.5)	(15.9)
Amortization of intangible assets and favorable lease commitments	(14.1)	(17.3)
OPERATING EARNINGS	$122.8	$99.8

NEIMAN MARCUS, INC.
OTHER OPERATING DATA
(UNAUDITED)

OTHER DATA:
	First Quarter Ended
(dollars in millions)	October 29, 2011	October 30, 2010

Capital expenditures	$33.2	$18.4

Depreciation expense	$31.4	$33.7
Amortization of intangibles	$14.1	$17.3

Rent expense	$22.4	$21.6

EBITDA*	$168.3	$150.9

* For an explanation of EBITDA, see “Non-GAAP Financial Measure”.

NEIMAN MARCUS, INC.
NON-GAAP FINANCIAL MEASURE
(UNAUDITED)

The following table reconciles net earnings as reflected in the Company’s condensed consolidated statements of operations prepared in accordance with GAAP to EBITDA:

	First Quarter Ended
(dollars in millions)	October 29, 2011	October 30, 2010

Net earnings	$48.4	$25.7
Income tax expense	31.3	15.8
Interest expense, net	43.1	58.4
Depreciation expense	31.4	33.7
Amortization of intangible assets and favorable lease commitments	14.1	17.3
EBITDA	$168.3	$150.9

The Company presents the non-GAAP financial measure EBITDA because it uses this measure to monitor and evaluate the performance of its business and believes the presentation of this measure will enhance investors’ ability to analyze trends in its business, evaluate its performance relative to other companies in its industry and evaluate its ability to service its debt. In addition, the Company uses EBITDA as a component of the measurement of incentive compensation.

EBITDA is not a presentation made in accordance with GAAP and this computation may vary from others in the industry. In addition, EBITDA contains some, but not all, adjustments that are taken into account in the calculation of the components of various covenants in the indentures governing the Company’s senior secured asset-based revolving credit facility, senior secured term loan facility and senior subordinated notes. EBITDA should not be considered as an alternative to operating earnings or net earnings as a measure of operating performance or cash flows as a measure of liquidity. EBITDA has important limitations as an analytical tool and should not be considered in isolation to, or as a substitute for, analysis of the Company’s results as reported under GAAP. For example, EBITDA does not reflect cash expenditures, or future requirements, for capital expenditures or contractual commitments; does not reflect changes in, or cash requirements for, working capital needs; does not reflect our considerable interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt; excludes tax payments that represent a reduction in cash available; and does not reflect any cash requirements for assets being depreciated and amortized that may have to be replaced in the future.

CONTACT:
Neiman Marcus, Inc.
Stacie Shirley, 214-757-2967
Senior Vice President – Finance and Treasurer
or
Mark Anderson, 214-757-2934
Director – Finance